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                                                                   Exhibit 21.01


                         SUBSIDIARIES OF THE REGISTRANT

                 The Registrant's subsidiaries and the state or country in which each is incorporated, are as follows:

                 C.T. Properties, Inc.                              California
                 Cadence Design Systems (Canada) Ltd.               Canada
                 Cadence Design Sytems S.A.                         France
                 Cadence Design Sytems GmbH                         Germany
                 Cadence Design Sytems Asia, Ltd.                   Hong Kong
                 Cadence Design Sytems (Israel) Ltd.                Israel
                 Cadence Design Sytems S.r.l.                       Italy
                 Cadence Design Sytems K.K.                         Japan
                 Cadence Korea Ltd.                                 Korea
                 Cadence Design Sytems B.V.                         Netherlands
                 Cadence Design Sytems AB                           Sweden
                 Cadence Taiwan, Inc.                               Taiwan
                 Cadence Europe Limited                             United Kingdom
                 Cadence Design Sytems, Limited                     United Kingdom
                 Cadence International Sales Corporation            U.S. Virgin Islands
                 European CAD Development Limited                   United Kingdom
                 Cadence Design Sytems (India)
                         Private Limited                            India
                 Integrated Measurement Systems, Inc.               Oregon
                 Cadence Consulting Ltd.                            United Kingdom
                 Cadence Design Systems AG                          Switzerland
                 Valid Europe S.A.                                  Belgium
                 Valid Logic Systems GmbH                           Germany
                 Accent S.r.l.                                      Italy
                 C.T. Montague II, L.P.                             California





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